Exhibit 5(a)
[Goodsill Anderson Quinn & Stifel LLP Letterhead]
November 5, 2008
Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii 96813
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
c/o U.S. Bank National Association, as Trustee
100 Wall Street, Suite 1600
New York, New York 10005
Ladies and Gentlemen:
     Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), and Hawaiian Electric Industries Capital Trust II and Hawaiian Electric Industries Capital Trust III, each a statutory trust created under the laws of the State of Delaware (each, a “Trust” and, together, the “Trusts”), have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”), including the prospectus forming a part thereof (the “Prospectus”), under the Securities Act of 1933 (the “Securities Act”) in order to register an indeterminate maximum aggregate offering price of: (i) Trust Preferred Securities of each Trust, (ii) the guarantees of the Company with respect to the Trust Preferred Securities of the Trusts (collectively, the “Trust Guarantees”), (iii) Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities of the Company, consisting of debentures, notes or other evidences of indebtedness, each in one or more series (collectively, the “Debt Securities”), (iv) shares of Preferred Stock of the Company, without par value, in one or more series (the “Preferred Stock”), (v) shares of Common Stock of the Company, without par value (the “Common Stock”), (vi) contracts to purchase shares of Common Stock (the “Stock Purchase Contracts”), and (vii) units, each comprised of a Stock Purchase Contract and beneficial interests in either Senior Debt Securities or Senior Subordinated Debt Securities, debt obligations of third parties (including U.S. Treasury securities) or Trust Preferred Securities, in each such case pledged to secure the holder’s obligations to purchase Common Stock under such Stock Purchase Contract (the “Stock Purchase Units”), in each case to be issued and sold from time to time under the Registration Statement pursuant to Rule 415 under the Securities Act.

November 5, 2008

     We have examined the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation (the “Articles”) and the Amended and Restated By-laws of the Company, each as amended and as in effect on the date hereof, and such appropriate corporate and other records of the Company, certificates of public officials and other documents, records and papers as we deem pertinent as a basis for the opinions hereinafter expressed.
     On the basis of such review:
     1. We are of the opinion that the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.
     2. When (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of applicable states shall have been complied with, (ii) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof) (the “Board”) and remain effective authorizing the issuance and sale of the Debt Securities, the Trust Guarantees, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, (iii) the respective indentures between the Company and the U.S. Bank National Association, as trustee, pursuant to which the Debt Securities will be issued, and any supplemental indenture or other instrument entered into, or otherwise executed or adopted, thereunder, and the Trust Guarantees have been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, as applicable, (iv) the respective conditions precedent for the obligations of the Company under the Trust Guarantees to arise have been satisfied as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, and (v) the Debt Securities, the Trust Guarantees, the Stock Purchase Contracts and the Stock Purchase Units, as applicable, have been issued and sold for the consideration and upon the terms specified in such resolutions and pursuant to and in accordance with the terms of the Senior Indenture, the Senior Subordinated Indenture and the Junior Indenture, as applicable, and any such supplemental indenture or such other instrument, as applicable, the Guarantee Agreements and any applicable purchase contract agreement or pledge agreement, and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, we are of the opinion that the Debt Securities, the Trust Guarantees, the Stock Purchase Contracts and the Stock Purchase Units will be legally issued and will be the valid and binding obligations of the Company, in each case, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefore may be brought.
     3. When (i) the applicable provisions of the Securities Act, and the securities or “blue sky” laws of applicable states shall have been complied with, (ii) the relative rights and

November 5, 2008

preferences, designations and limitations of a series of the Preferred Stock shall have been duly fixed by a resolution of the Board or by an amendment to the Articles and, in either case as filed with the State of Hawaii Department of Commerce and Consumer Affairs, (iii) appropriate resolutions have been adopted by the Board authorizing the issuance and sale of the Preferred Stock or the Common Stock, as applicable, in which the Board fixes the consideration to be received therefor (or the manner in which it shall be determined) and determines that such consideration is adequate, and (iv) the shares of the series of the Preferred Stock or the Common Stock, as applicable, thus established shall have been duly issued and sold in return for the consideration specified (or determined in accordance with procedures specified) in such resolution and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, we are of the opinion that such shares of the Preferred Stock or the Common Stock, as applicable, will be validly issued, fully paid and nonassessable.
     We are members of the Bar of the State of Hawaii and, for purposes of this opinion, do not hold ourselves out as experts on the laws of any jurisdiction other than the State of Hawaii. We have relied, with your approval, as to all matters of New York law related to this opinion, upon the opinion of Pillsbury Winthrop Shaw Pittman LLP addressed to us and filed as Exhibit 5(c) to the Registration Statement.
     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
     For purposes of this opinion, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents (other than the Company), (iii) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto (other than the Company). We have also assumed that (a) at or prior to the time of delivery of any of the Debt Securities, the Guarantees, the Stock Purchase Contracts, the Stock Purchase Units, the Preferred Stock or Common Stock, the Registration Statement, including any amendments thereto, will be effective under the Securities Act and a supplement to the Prospectus applicable to the offer and sale of such securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and (b) neither the establishment of any terms of any of the Debt Securities, the Guarantees, the Stock Purchase Contracts, the Stock Purchase Units, the Common Stock or the Preferred Stock after the date hereof nor the issuance and delivery thereof, or the performance of the Company’s obligations thereunder, will require any authorization, consent, approval or license of, or any exemption from, or any registration or filing with, or any report or notice to, any executive, legislative, judicial, administrative or regulatory body (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties or (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties.
     The opinions expressed herein are based on laws and regulations as in effect on the date hereof and facts as we understand them as of the date hereof. We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.
     We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon, by any person for any purpose, without our prior written consent.

Very truly yours,
/s/ Goodsill Anderson Quinn & Stifel LLP